UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.        )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

abrdn Global Infrastructure Income Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ABRDN GLOBAL INFRASTRUCTURE INCOME FUND
1900 Market Street, Suite 200
Philadelphia, PA 19103

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on May 27, 2026

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting (the "Meeting") of shareholders of abrdn Global Infrastructure Income Fund (the "Fund") will be held at the offices of abrdn Inc., located at 1900 Market Street, Suite 200, Philadelphia, PA 19103, on Wednesday, May 27, 2026 at 11:30 a.m. Eastern Time.

The purpose of the Meeting is to consider and act upon the following proposals (the "Proposals") for the Fund, and to consider and act upon such other matters as may properly come before the Meeting or any adjournment or postponement thereof:

1.  To approve an amendment (the "Term Amendment") to the Fund's Amended and Restated Declaration of Trust (the "Declaration of Trust") to cause the Fund to become a perpetual fund by eliminating the requirement that it dissolve as of the close of business on July 28, 2035, unless extended as permitted by the Declaration of Trust.

2.  To elect three Class III Trustees.

With respect to Proposal 1, the Board of Trustees (the "Board") unanimously approved the proposal to amend the Declaration of Trust to eliminate the Fund's termination date and provide for the Fund's perpetual existence. In consultation with the Fund's investment adviser and sub-adviser, the Board deems the elimination of the termination date to be in the best interests of the Fund's shareholders. The Board has based this decision on several factors including its assessment of the benefits to shareholders and the Fund's secondary market trading history. If Proposal 1 is approved by the Fund's shareholders, the Investment Advisory Agreement will be amended to institute breakpoints in the advisory fee payable by the Fund, which at current asset levels will result in an immediate reduction of the Fund's net investment advisory fee and has the potential to reduce the net advisory fees paid by the Fund as its assets increase. This amendment to the Fund's Investment Advisory Agreement has been approved by the Board and would become effective automatically upon shareholder approval of the Term Amendment.

After careful consideration, the Board of Trustees of the Fund unanimously recommends that you vote "FOR" the Proposals.

The Proposals are discussed in greater detail in the enclosed Proxy Statement. You are entitled to notice of, and to vote at, the Meeting of the Fund if you owned shares of the Fund at the close of business on March 16, 2026 (the "Record Date"). Even if you expect to attend the Meeting, please complete, date, sign and return the enclosed proxy card(s) in the enclosed postage-paid envelope or authorize your proxy by telephone or through the Internet.

We will admit to the Meeting (1) all shareholders of record on the Record Date, (2) persons holding proof of beneficial ownership on the Record Date, such as a letter or account statement from the person's broker, (3) persons who have been granted proxies, and (4) such other persons that we, in our sole discretion, may elect to admit. All persons wishing to be admitted to the Meeting must present photo identification. If you plan to attend the Meeting, we ask that you call us in advance at 1-800-522-5465.

This Notice and related proxy materials are first being sent to shareholders on or about April 6, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Shareholders to Be Held on Wednesday, May 27, 2026: This Notice, the Proxy Statement and the form of proxy cards are available on the Internet at http://www.aberdeenasgi.com. On this website, you will be able to access the Notice, the Proxy Statement, the form of proxy card(s) and any amendments or supplements to the foregoing materials that are required to be furnished to shareholders.

By order of the Board of Trustees,

Megan Kennedy, Vice President and Secretary
abrdn Global Infrastructure Income Fund

TO AVOID THE UNNECESSARY EXPENSE OF FURTHER SOLICITATION, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. ACCORDINGLY, YOU ARE REQUESTED TO PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) FOR THE MEETING PROMPTLY, OR TO AUTHORIZE THE PROXY VOTE BY TELEPHONE OR THROUGH THE INTERNET PURSUANT TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD(S). NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT YOUR PROXY CARD(S) BE RETURNED PROMPTLY IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION.

April 1, 2026
Philadelphia, Pennsylvania

Questions and Answers

The following is a summary of more complete information appearing later in the enclosed Proxy Statement or incorporated by reference into the Proxy Statement. You should carefully read all information contained in the Proxy Statement because it contains details that are not in the Questions & Answers.

Proposal Regarding the Term Amendment

Q:  What is the Fund's current term?

A:  The Fund is currently scheduled to terminate on or before July 28, 2035 (such date, including any extension, the "Termination Date") without a shareholder vote. Depending on then-current market conditions, the Fund may extend the Termination Date if the Board of Trustees (the "Board") believes that it is in the best interests of the Fund and shareholders to do so. The Fund may extend the Termination Date (i) once for up to one year (i.e., up to July 28, 2036), and (ii) once for up to an additional six months (i.e., up to January 28, 2037), in each case upon the affirmative vote of a majority of the Board and without a shareholder vote. Upon termination, common shareholders would receive approximately the then-current net asset value ("NAV") of their shares (not market price).

Q:  Why has the Board approved the Term Amendment?

A:  The Board unanimously approved the Term Amendment to eliminate the Termination Date and provide for the Fund's perpetual existence. In consultation with abrdn Inc. (the "Adviser" or "Management") and abrdn Investments Limited (the "Sub-Adviser, and together with the Adviser, the "Advisers"), the Board deems the elimination of the Termination Date to be in the best interests of the Fund's shareholders. As described in more detail in the enclosed Proxy Statement, the Board has based this decision on several factors, including its assessment of the benefits anticipated to shareholders described more fully herein and the Fund's secondary market trading history.

In addition, as described further below, if Proposal 1 is approved by the Fund's shareholders, Management has proposed amending the Fund's Investment Advisory Agreement to institute breakpoints in the advisory fee payable by the Fund, which at current asset levels will result in an immediate reduction of the Fund's net investment advisory fee and has the potential to reduce the net advisory fees paid by the Fund as its assets increase. This amendment to the Fund's Investment Advisory Agreement has been approved by the Board and would become effective automatically upon shareholder approval of the Term Amendment.

Q:  What benefits may the Fund's shareholders anticipate if the Proposal for the Fund to become a perpetual trust is approved?

A:  The Board believes that the elimination of the requirement that the Fund terminate operations will provide the Fund's shareholders several primary benefits:

•  Maintain fully invested portfolio and earnings power: The proposed change will allow the Fund to continue to operate as it has since inception. A key attribute of the Fund is its allocation to private infrastructure investments, which provides access to long-duration, income-producing assets that are typically unavailable in public markets. Management believes that approval of the Term Amendment may support long-term value creation by aligning the Fund's structure with the long-duration nature of infrastructure assets and enhancing portfolio management flexibility (particularly with respect to private infrastructure investments). The Fund can also avoid potential issues that may arise from its inability to invest on a longer-term horizon as the Fund approaches termination as well as avoid a forced liquidation of assets at inopportune times and/or prices prior to termination.

•  Increased scale and efficiencies: By voting to approve the Term Amendment, shareholders may benefit from the continued growth of the Fund and increased scale efficiencies over the long term. Since its inception, the Fund has paid a flat advisory fee of 1.35% on the Fund's average daily Managed Assets under the Fund's Investment Advisory Agreement ("IAA"). "Managed Assets" is defined as total assets of the Fund, including assets attributable to any form of leverage, minus liabilities (other than debt representing leverage and the aggregate liquidation preference of any preferred stock that may be outstanding). As part of the Term Amendment proposal, Management also proposed, and the Board has approved, an amendment to the Fund's IAA to add breakpoints to the Fund's advisory fee schedule, which are intended to reflect future asset growth and share the benefits of scale with shareholders over time. Subject to shareholder approval of the Term Amendment, and effective upon such shareholder approval, Management will amend the IAA to reflect that the Fund would pay the Adviser a monthly fee at the following annual rate: 1.35% of the Fund's average daily Managed Assets up to $500 million, 1.30% of the Fund's average daily Managed Assets between $500 million and $1 billion, and 1.25% of the Fund's average daily Managed Assets in excess of $1 billion.

This breakpoint structure would result in a lower effective advisory fee based on current assets and future asset increases while continuing to preserve the Adviser's ability to support the Fund's investment and operational needs. The addition of the breakpoint structure to the IAA fee is intended to enhance shareholder value, support secondary market trading, and reinforce the Fund's long-term competitiveness.

•  Remain invested in the Fund: By voting to approve the Term Amendment, the Fund's shareholders will also be able to maintain their investment in the Fund beyond the Termination Date, which may benefit shareholders with longer term investment horizons. Fund shareholders will be able to avoid reinvestment risks and costs associated with identifying and establishing a new position that meets their investment needs.

•  Benefit from potential growth and scale efficiencies: By voting to approve the Term Amendment, shareholders may benefit from continued growth of the Fund's common share base and resulting scale efficiencies. The goal of such common share growth is to enhance secondary market liquidity for shareholders by growing the asset size of the Fund over time and reducing operating expenses per share, which would also have the potential to directly reduce advisory fees through the introduction of breakpoints as described above. Without a term structure, the Fund would have more flexibility to engage in additional offerings in the future that would allow it to accretively issue common shares in the secondary market when common shares are trading at a premium, potentially creating operational efficiencies for the Fund. While any future offering of common shares would be expected to be evaluated and structured with a focus on supporting long-term shareholder value, it could also result in short-term downward pressure on the market price of common shares.

•  Common shareholders will continue to be able to sell common shares in the secondary market: Approval of Proposal 1 will not impact shareholders' ability to sell their shares in the secondary market at a time of their choosing. When the Fund's common shares are trading at a premium, if common shareholders wish to exit the Fund, they can sell their shares in the secondary market at a price that is higher than the Fund's NAV at such time. As of March 4, 2026, the Fund's common shares traded at a market price equaling a premium of 6.20% to its NAV of $23.07 per share.

Over the last 6 months, the Fund's common shares have traded at a more consistent premium (average premium of 1.68% over the 6 months ended March 4, 2026), reflecting a materially stronger trading profile, improved investor demand and enhanced market support. The Fund's common shares have historically traded in the secondary marketplace at an average discount to NAV of 9.82% (calculated based on the average of daily premiums and discounts from inception through March 4, 2026). Over the last 12 months, the Fund's common shares have traded in the secondary market at a 1.8% average discount to NAV (calculated based on the average of daily premiums and discounts during the 12 months ended March 4, 2026).

In considering this potential benefit, the Board also considered that the ability of shareholders to sell their shares of the Fund in the secondary market at a price that is higher than the Fund's NAV at the time of sale is dependent on a variety of factors, including but not limited to, market interest at the time of the sale. The Board also considered that, although the Fund's shares have experienced strong secondary market trading recently as discussed previously, there is no guarantee that the Fund's shares will be trading in the secondary market at a premium on any given date, and there is no guarantee that past premiums experienced by the Fund will persist in the future. The Board considered that because the term structure was originally intended to mitigate market discounts by providing a fixed date at which shareholders would realize the then current NAV of their shares, removal of such term structure may result in common shares being subject to increased market discount risk. The Board considered that it was impossible to predict the likelihood of future trading at a premium or discount with or without the term structure but noted that the only trading history for the Fund was while the term structure was in place. However, the Board noted that while the elimination of the term structure may increase the likelihood of the common shares trading at a discount, Management also believed that while the common shares had traded at an average premium of 1.68% over the 6 months ended March 4, 2026 and 6.17% for the month to March 4, 2026, as the Termination Date approaches the common shares are expected to trade toward NAV, potentially reducing the likelihood of significant trading premiums. The Board considered other factors potentially related to premium/discount, including how the characteristics of the Fund's portfolio holdings and distribution rate may affect premium or discounts.

Please review the Proxy Statement for a full discussion of Proposal 1, including risks. See "Proposal 1: Approval of Amendment to the Declaration of Trust" beginning on page 2 of this Proxy Statement.

Q:  Will the Fund's investment objective, policies or management change as a result of the Term Amendment?

A:  No. If Proposal 1 is approved, you will still own the same shares of the Fund, and the net asset value of your investment will not change as a result of the Term Amendment. Further, the Term Amendment will not result in any change in the Fund's investment objectives or principal investment strategies and the Fund's current portfolio management team will continue to manage the Fund's portfolio.

Q:  What will happen if the Term Amendment is not approved by shareholders?

A:  If shareholders do not approve Proposal 1, the Declaration of Trust currently in effect will remain in effect and the Fund will terminate on or before July 28, 2035, unless extended in accordance with the Declaration of Trust.

Specifically, if the Board believes that under then-current market conditions it is in the best interests of the Fund to do so, the Fund may extend the Termination Date (i) once for up to one year (i.e., up to July 28, 2036), and (ii) once for up to an additional six months (i.e., up to January 28, 2037), in each case upon the affirmative vote of a majority of the Board and without a shareholder vote. In determining whether to extend the Termination Date, the Board may consider the inability to sell the Fund's assets in a time frame consistent with termination due to lack of market liquidity or other extenuating circumstances. Additionally, the Board may determine that market conditions are such that it is reasonable to believe that, with an extension, the Fund's remaining assets will appreciate and generate income in an amount that, in the aggregate, is meaningful relative to the cost and expense of continuing the operation of the Fund.

In addition, if Proposal 1 is not approved, under the Declaration of Trust currently in effect the Board may cause the Fund to conduct an Eligible Tender Offer within twelve months preceding the Termination Date. An Eligible Tender Offer would consist of a tender offer to purchase 100% of the then-outstanding common shares of the Fund at a price equal to the net asset value per common share on the expiration date of the tender offer. The Fund's Declaration of Trust provides that, following an Eligible Tender Offer, the Fund must have at least $100 million of net assets to ensure the Fund's continued viability (the "Termination Threshold"). If the number of common shares properly tendered in an Eligible Tender Offer would result in the Fund's net assets totaling greater than the Termination Threshold, the Fund will purchase all common shares properly tendered and not withdrawn pursuant to the terms of the Eligible Tender Offer and following the completion of such Eligible Tender Offer, the Board may, in its sole discretion and without any action by the shareholders of the Fund, eliminate the Termination Date and cause the Fund to have a perpetual existence. Following such completion of the Eligible Tender Offer, the Board may eliminate the Termination Date and convert the Fund to a perpetual trust upon the affirmative vote of a majority of the Board and without a shareholder vote. If the number of properly tendered common shares would result in the Fund's net assets totaling less than the Termination Threshold, the Eligible Tender Offer will be terminated, no common shares will be purchased pursuant to the Eligible Tender Offer and the Fund will begin (or continue) liquidating its investment portfolio and proceed to terminate on the Termination Date.

An Eligible Tender Offer may be commenced upon approval of a majority of the Trustees, without a shareholder vote. If Proposal 1 is not approved, the Fund is not required to conduct an Eligible Tender Offer. If no Eligible Tender Offer is conducted, the Fund will dissolve on or before the Termination Date (subject to extension as described above). On or before the Termination Date, the Fund will cease its investment operations, retire or redeem its leverage facilities, if any, liquidate its investment portfolio (to the extent possible) and distribute all of its liquidated net assets to common shareholders of record in one or more distributions on or after the Termination Date.

See "Proposal 1: Approval of Amendment to the Declaration of Trust—Continued Operation as a Term Trust if Proposal 1 is not Approved."

General

Q:  Will I pay costs or expenses related to the proxy solicitation?

A:  The expense of preparation, printing and mailing of the enclosed proxy card and accompanying Notice and Proxy Statement will be borne by the Fund. The Fund will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the shares of the Fund.

Q:  How does the Board suggest that I vote?

A:  The Board unanimously recommends that you vote "FOR" each Proposal.

Q:  Will my vote make a difference?

A:  Yes! Your vote is important and could make a difference in the governance of the Fund, no matter how many shares you own.

Q:  Who is asking for my vote?

A:  The enclosed proxy card is solicited by the Board for use at the Meeting to be held on May 27, 2026, and, if the Meeting is adjourned, postponed or delayed, at any later meetings, for the purposes stated in the Notice.

Q:  How do I vote my proxy?

A:  You may vote in any one of four ways:

•  by mail, by sending the enclosed proxy card, signed and dated, in the enclosed envelope;

•  by phone, by following the instructions set forth on your proxy card;

•  via the Internet, by following the instructions set forth on your proxy card; or

•  in person, by attending the Meeting. We will admit to the Meeting (1) all shareholders of record on March 16, 2026 (the "Record Date"), (2) persons holding proof of beneficial ownership at the Record Date, such as a letter or account statement from the person's broker, (3) persons who have been granted proxies, and (4) such other persons that we, in our sole discretion, may elect to admit. All persons wishing to be admitted to the Meeting must present photo identification. If you plan to attend the Meeting, we ask that you call us in advance at 1-800-522-5465.

All properly executed proxies received prior to the Meeting will be voted at the Meeting, or at any adjournments or postponements thereof, in accordance with the instructions marked on the Proxy Card. Unless instructions to the contrary are marked on the Proxy Card, proxies received will be voted "FOR" each Proposal. The persons named as proxy holders on the Proxy Card will vote in their discretion on any other matters that may properly come before the Meeting or any adjournments or postponements thereof. Any Proxy Card may be revoked at any time prior to its exercise by submitting a properly executed, subsequently dated Proxy Card, giving written notice to Megan Kennedy, Secretary of the Fund, 1900 Market Street, Suite 200, Philadelphia, PA 19103, or by attending the Meeting and voting in person. Shareholders may authorize proxy voting by using the enclosed Proxy Card along with the enclosed envelope with pre-paid postage. Shareholders may also authorize proxy voting by telephone or through the internet by following the instructions contained on their Proxy Card. Shareholders do not have dissenter's rights of appraisal in connection with any of the matters to be voted on by the shareholders at the Meeting.

Q:  What vote is required to approve each Proposal?

A:  In order to transact business at the Meeting, a "quorum" must be present. Under the Fund's Amended and Restated Bylaws, a quorum is constituted by the presence in person or by proxy of holders of shares of beneficial interest of the Fund entitled to cast a majority of all the votes entitled to be cast on a matter.

The Term Amendment proposal (Proposal 1) requires the affirmative vote of a majority of the votes cast by shareholders (i.e., for Proposal 1 to pass, the number of shares voted "FOR" must exceed the number of shares voted "AGAINST").

The election of a Trustee to the Board (Proposal 2) requires the affirmative vote of a plurality of the votes cast by shareholders at the Meeting with a quorum present. Under a plurality vote, the nominees who receive the highest number of votes will be elected even if they receive less than a majority of the votes cast.

Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker holding the shares. If the beneficial owner does not provide voting instructions, the broker can still vote the shares with respect to matters that are considered to be "routine," but cannot vote the shares with respect to "non-routine" matters. Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present for the Fund at the Meeting but will not be treated as votes cast for Proposal 1, which is

"non-routine." Therefore, abstentions and broker non-votes will have no effect on Proposal 1. In contrast, Proposal 2 is a "routine" matter and, accordingly, beneficial owners who do not provide proxy instructions or who do not return a proxy card may have their shares voted by broker-dealer firms in favor of Proposal 2.

Q:  How many shares of the Fund were outstanding as of the record date?

A:  The Fund has one class of shares, par value $0.001 per share. Each share of the Fund is entitled to one vote at the Meeting, and fractional shares are entitled to a proportionate share of one vote. On the Record Date, the following number of shares of the Fund were issued and outstanding:

ASGI  31,628,809

Q:  Whom do I contact for further information?

A:  If you need any assistance or have any questions regarding the Proposals or how to vote your shares, please call the Fund's Proxy Solicitor, EQ Fund Solutions, LLC, at (800) 848-3374 weekdays from 9:00 a.m. to 10:00 p.m. Eastern Time.

ABRDN GLOBAL INFRASTRUCTURE INCOME FUND
(the "Fund")

1900 Market Street, Suite 200
Philadelphia, PA 19103

PROXY STATEMENT

For the Annual Meeting of Shareholders
to be held on May 27, 2026

This Proxy Statement is furnished in connection with the solicitation of proxies by the Fund's Board of Trustees (the "Board," with members of the Board being referred to as "Trustees") to be voted at the Annual Meeting of shareholders of the Fund (the "Meeting") to be held at the offices of abrdn Inc., located at 1900 Market Street, Suite 200, Philadelphia, PA 19103, on Wednesday, May 27, 2026, at 11:30 a.m. Eastern Time and at any adjournments or postponements thereof. A Notice of Annual Meeting of Shareholders and a proxy card (the "Proxy Card") accompany this Proxy Statement. This Proxy Statement is first being sent to shareholders on or about April 6, 2026 to shareholders of record as of March 16, 2026.

The purpose of the Meeting is to seek shareholder approval of the following proposals (the "Proposals") for the Fund and to consider and act upon such other matters as may properly come before the Meeting or any adjournments or postponement thereof:

1.  To approve an amendment (the "Term Amendment") to the Fund's Amended and Restated Declaration of Trust (the "Declaration of Trust") to cause the Fund to become a perpetual fund by eliminating the requirement that it dissolve as of the close of business on July 28, 2035, unless extended as permitted by the Declaration of Trust.

2.  To elect three Class III Trustees.

Important Notice Regarding the Availability of Proxy Materials for the Meeting Being Held on Wednesday, May 27, 2026. The Proxy Materials and the Fund's most recent Annual Report for the fiscal year ended September 30, 2025 are available on the Internet at http://www.aberdeenasgi.com. The Fund will furnish, without charge, a copy of its Annual Report for the fiscal year ended September 30, 2025 and any more recent reports, to any Fund shareholder upon request. To request a copy, please write to the Fund c/o abrdn Inc., 1900 Market Street, Suite 200, Philadelphia, PA 19103, or call 1-800-522-5465.

PROPOSAL 1: APPROVAL OF AMENDMENT TO THE DECLARATION OF TRUST

General

The Fund was organized as a Maryland statutory trust on November 13, 2019 and commenced operations on July 29, 2020 following the initial registration statement becoming effective on July 28, 2020. The Fund is registered as a diversified closed-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

Section 11.1 of the Declaration of Trust provides that, unless earlier dissolved or unless the term is extended or the Declaration of Trust is Amended as provided in the Declaration of Trust, the Fund shall have a limited period of existence and dissolve at the close of business fifteen years from the date of effectiveness (July 28, 2020) of the Fund's initial registration statement with the SEC, the Termination Date, or, if applicable, at the close of business on the Extended Termination Date (as defined below).

Section 11.2(b) of the Declaration of Trust provides that, notwithstanding the foregoing, the Fund's term may be extended beyond July 28, 2035 (such date, including any extension, the "Termination Date") once for up to one year, and once for up to an additional six months (i.e., up to January 28, 2037), in each case by the affirmative vote of a majority of the Trustees, without a vote of shareholders of the Fund (in each case, the "Extended Termination Date").

Section 11.2(c) of the Declaration of Trust provides that, if the Fund completes a tender offer to purchase 100% of the then outstanding common shares at a price equal to the net asset value per common share on the expiration date of the tender offer, which expiration date shall be as of a date within twelve months preceding the Termination Date or Extended Termination Date, and the Fund has at least $100 million of net assets following such tender offer, Section 11 of the Declaration of Trust may be amended by the affirmative vote of a majority of the Trustees, without a vote of shareholders, to eliminate the Termination Date and cause the Fund to have perpetual existence. The Fund may conduct the tender offer upon the affirmative vote of a majority of the Trustees, without a vote of shareholders.

Term Amendment and Investment Advisory Agreement Fee Breakpoints

As proposed, the Term Amendment, in the form set forth in Annex A, would eliminate the provisions of the Declaration of Trust described in the foregoing paragraphs, and certain references to those provisions, and replace them in their entirety with a provision stating that, unless terminated as provided in the Declaration of Trust, the Fund will continue without limitation of time. The effect of the Term Amendment would be to eliminate the Fund's limited term provision and give the Fund perpetual existence. As a result, if Proposal 1 is approved, the Fund would no longer be managed in anticipation of a scheduled termination date and would not be required to liquidate its entire portfolio and wind up its affairs on that date.

Common shares would continue to trade on the NYSE and shareholders would be able to sell their common shares on the NYSE at market value. Common shares of closed-end funds frequently trade at a discount to net asset value.

The Board has approved, conditioned and effective upon shareholder approval of the Term Amendment, an amendment to the Fund's Investment Advisory Agreement (the "IAA") to institute breakpoints in the advisory fee payable by the Fund (the "IAA Amendment"), which would provide for an annual advisory fee, payable monthly, based on the Fund's average daily Managed Assets, at the following rates:

(i)  1.35% on Managed Assets up to $500 million;

(ii)  1.30% on Managed Assets between $500 million and $1 billion; and

(iii)  1.25% on Managed Assets in excess of $1 billion;

For the avoidance of doubt, the IAA Amendment would be more favorable to shareholders compared to the current IAA annual fee rate of 1.35% based on the Fund's average daily Managed Assets (with no reduction in fees at higher levels of Managed Assets). If shareholders do not approve the Term Amendment, the Funds' current IAA fee rate (1.35% of average daily Managed Assets) will not change and the Fund will continue to operate pursuant to the term-limits included in the current Declaration of Trust.

Board Approval of the Term Amendment and IAA Amendment

The Board, including the Trustees who are not "interested persons" of the Fund or abrdn Inc. (the "Adviser" or "Management") or abrdn Investments Limited (the "Sub-Adviser, and together with the Adviser, the "Advisers"), as defined in the 1940 Act (the "Independent Trustees"), has unanimously approved, and recommends that shareholders approve, the Term Amendment.

In determining to approve the Term Amendment, the Board considered a number of factors, including, but not limited to:

•  information and analyses provided by the Advisers as to the potential benefits and risks to the Fund of the perpetual existence provided for in the Term Amendment;

•  that Management is proposing to implement the IAA Amendment, effective with and conditioned entirely upon shareholder approval of the change to a perpetual structure through the Term Amendment to reflect potential future asset growth of a perpetual structure and share the benefits of scale with shareholders over time, which is expected to reduce the current effective fee rate upon effectiveness of the IAA Amendment with further reductions as the Fund's assets increase;

•  that the Term Amendment will not result in any change in the Fund's investment objectives or principal investment strategies and the Fund's current portfolio management team will continue to manage the Fund's portfolio;

•  The Advisers' conflict of interest in recommending the perpetual existence provided for in the Term Amendment because the Advisers will receive fees for a longer period of time than if the Fund's Declaration of Trust was not amended to eliminate the term of the Fund; but noting that the Board will have the opportunity to, and will be required to, evaluate the Fund's investment advisory arrangements, including the fees payable thereunder, annually beyond the expiration of the current term; and

•  the potential effect of the Term Amendment on the trading price of the common shares over time.

The Board determined that the Term Amendment will provide the Fund's shareholders several primary benefits:

•  Maintain fully invested portfolio and earnings power: The proposed change will allow the Fund to continue to operate as it has since inception. A key attribute of the Fund is its allocation to private infrastructure investments, which provides access to long-duration, income-producing assets that are typically unavailable in public markets. The Advisers believe that approval of the Term Amendment may support long-term value creation by aligning the Fund's structure with the long-duration nature of infrastructure assets and enhancing portfolio management flexibility (particularly with respect to private infrastructure investments). The Fund can also avoid potential issues that may arise from its inability to invest on a longer term horizon as the Fund approaches termination as well as avoid a forced liquidation of assets at inopportune times and/or prices prior to termination.

•  Increased scale and efficiencies: By voting to approve the Term Amendment, shareholders may benefit from the continued growth of the Fund and increased scale efficiencies over the long term. Since its inception, the Fund has charged a flat advisory fee of 1.35% on the Fund's average daily Managed Assets. "Managed

Assets" is defined as total assets of the Fund, including assets attributable to any form of leverage, minus liabilities (other than debt representing leverage and the aggregate liquidation preference of any preferred stock that may be outstanding). As part of this proposal, Management proposed, and the Board has approved amendments to the IAA to add breakpoints to the Fund's advisory fee schedule, which are intended to reflect future asset growth and share the benefits of scale with shareholders over time. Subject to shareholder approval of the Term Amendment, and effective upon such shareholder approval, Management would amend the IAA to reflect that the Fund would pay the Adviser a monthly fee at the following annual rate: 1.35% of the Fund's average daily Managed Assets up to $500 million, 1.30% of the Fund's average daily Managed Assets between $500 million and $1 billion, and 1.25% of the Fund's average daily Managed Assets in excess of $1 billion.

This breakpoint structure would result in a lower effective advisory fee based on current assets and as assets increase while continuing to preserve the Advisers' ability to support the Fund's investment and operational needs. The proposal is intended to enhance shareholder value, support secondary market trading, and reinforce the Fund's long-term competitiveness, while remaining consistent with the Board's oversight of fees and fiduciary responsibilities.

•  Remain invested in the Fund: By voting to approve the Term Amendment, the Fund's shareholders will be able to maintain their investment in the Fund beyond the Termination Date, which may benefit shareholders with longer term investment horizons. Fund shareholders will be able to avoid reinvestment risks and costs associated with identifying and establishing a new position that meets their investment needs.

•  Benefit from potential growth and scale efficiencies: By voting to approve the Term Amendment, shareholders may benefit from continued growth of the Fund's common share base and resulting scale efficiencies. The goal of such common share growth is to enhance secondary market liquidity for shareholders by growing the size of the Fund over time and reducing operating expenses per share, which would have the potential to directly reduce advisory fees through the introduction of breakpoints as described above. Without a term structure, the Fund would have more flexibility to engage in additional offerings in the future that would allow it to accretively issue common shares in the secondary market when common shares are trading at a premium, potentially creating operational efficiencies for the Fund. While any future offering of common shares would be expected to be evaluated and structured with a focus on supporting long-term shareholder value, it could also result in short-term downward pressure on the market price of common shares.

•  Common shareholders will continue to be able to sell common shares in the secondary market: Approval of Proposal 1 will not impact shareholders' ability to sell their shares in the secondary market at a time of their choosing. When the Fund's common shares are trading at a premium, if common shareholders wish to exit the Fund, they can sell their shares in the secondary market at a price that is higher than the Fund's NAV at such time. As of March 4, 2026, the Fund's common shares traded at a market price equaling a premium of 6.20% to its NAV of $23.07 per share.

Over the last 6 months, the Fund's common shares have traded in the secondary market at a 1.68% average premium to NAV reflecting a materially stronger trading profile, improved investor demand and enhanced market support (calculated based on the average of daily premiums and discounts during the 6 months ended March 4, 2026). The Fund's common shares have historically traded in the secondary marketplace at an average discount to NAV of 9.82% (calculated based on the average of daily premiums and discounts from inception through March 4, 2026).

As the Fund's assets have grown, the Fund's trading has improved. The following table shows the average discount/premium and volume weighted average discount/premium for the periods noted to March 4, 2026.

	Average Discount/Premium	Volume Weighted Average Discount/Premium	Average Net Assets ($)
Since Inception	-9.82%	-6.52%	389,568,894
3 years	-8.31%	-5.77%	561,843,681
2 years	-4.96%	-3.97%	589,093,457
1 year	-1.80%	-1.29%	634,215,690
6 months	1.68%	1.87%	670,098,066

In considering this potential benefit, the Board also considered that the ability of shareholders to sell their shares of the Fund in the secondary market at a price that is higher than the Fund's NAV at the time of sale is dependent on a variety of factors, including but not limited to, market interest at the time of the sale. The Board also considered that, although the Fund's shares have experienced strong secondary market trading as discussed previously, there is no guarantee that the Fund's shares will be trading in the secondary market at a premium on any given date, and there is no guarantee that past premiums experienced by the Fund will persist in the future. The Board considered that because the term structure was originally intended to mitigate market discounts by providing a fixed date at which shareholders would realize the then current NAV of their shares, removal of such term structure may result in common shares being subject to increased market discount risk. The Board considered that it was impossible to predict the likelihood of future trading at a premium or discount with or without the term structure, but noted that the only trading history for the Fund was while the term structure was in place. However, the Board noted that while the elimination of the term structure may increase the likelihood of the common shares trading at a discount, Management also believed that while the common shares had traded at an average premium of 1.68% over the 6 months ended March 4, 2026 and 6.28% for the month to March 4, 2026, as the Termination Date approaches the common shares are expected to trade toward NAV, reducing the likelihood of significant trading premiums. The Board considered other factors potentially related to premium/discount, including how the characteristics of the Fund's portfolio holdings and distribution rate may affect premium or discounts.

Risks and Other Considerations

The Board also considered the risks posed by the Term Amendment, including the elimination of certain liquidity events and the effect on market prices of the common shares.

If shareholders approve Proposal 1, the Fund will not terminate and liquidate its assets on or before January 28, 2037, the Extended Termination Date, and will not conduct an Eligible Tender Offer, and a continued investment in the Fund will involve the same types of risks currently associated with an investment in the Fund. There is no guarantee that the Fund's investment objective will be achieved.

While the common shares have recently traded at an average premium to NAV, over time the common shares have traded both at a premium and at a discount to NAV. There can be no assurance that the common shares will continue to trade at a premium in the future nor that the common shares will not trade at a discount in the future. shares of closed-end investment companies frequently trade at a discount to NAV. The elimination of the term structure may result in common shares being subject to increased market discount risk (i.e., that the common shares trade at a market price that represents a discount to the then current market price), which the term structure is intended to mitigate by providing a fixed date at which shareholders would realize the then-current NAV. Market discount risk is a risk separate and distinct from the risk that the Fund's NAV could decline as a result of investment activities. The elimination of the Fund's term could have a negative impact on the market price of the common shares, which would adversely impact shareholders seeking to sell their common shares.

Because the market price of the common shares will be determined by factors such as relative supply of and demand for the common shares in the market, general market and economic circumstances, and other factors beyond the control of the Fund, the Fund cannot predict whether the common shares will trade at, below or above NAV or the precise impact that the elimination of the term structure will have on the market price of the common shares initially or over time. The common shares are designed primarily for long-term investors, and you should not view the Fund as a vehicle for short-term trading purposes.

The Board also considered that Management has a conflict of interest in recommending the perpetual existence provided for in the Term Amendment because the Advisers will receive fees for a longer period of time than if the Fund's Declaration of Trust was not amended to eliminate the term of the Fund.

The Board evaluated the potential risks of the Term Amendment against its potential benefits, and determined that the potential benefits may outweigh the potential risks.

Breakpoints to IAA

If Proposal 1 is approved, the IAA fee schedule will be amended to reflect that the Fund would pay the Adviser a monthly fee at the following annual rate: 1.35% of the Fund's average daily Managed Assets up to $500 million, 1.30% of the Fund's average daily Managed Assets between $500 million and $1 billion, and 1.25% of the Fund's average daily Managed Assets in excess of $1 billion.

Since its inception, the Fund has paid a flat advisory fee of 1.35% on average daily Managed Assets. As part of this proposal, Management proposed, and the Board has approved such proposal, to introduce breakpoints to the Fund's advisory fee schedule, which would be effective upon shareholder approval of the Term Amendment. The proposed breakpoints are designed to reflect future asset growth and share the benefits of scale with shareholders over time.

The proposed breakpoint structure would result in a lower effective advisory fee based on current assets and as assets increase while continuing to preserve the Advisers' ability to support the Fund's investment and operational needs. The proposal is intended to enhance shareholder value, support secondary market trading, and reinforce the Fund's long-term competitiveness, while remaining consistent with the Board's oversight of fees and fiduciary responsibilities.

Continued Operation as a Term Trust if Proposal 1 is not Approved

If shareholders do not approve Proposal 1, the Declaration of Trust currently in effect will remain in effect and the Fund will terminate on or before July 28, 2035, unless extended in accordance with the Declaration of Trust.

Specifically, if the Board believes that under then-current market conditions it is in the best interests of the Fund to do so, the Fund may extend the Termination Date (i) once for up to one year (i.e., up to July 28, 2036), and (ii) once for up to an additional six months (i.e., up to January 28, 2037), in each case upon the affirmative vote of a majority of the Board and without a shareholder vote. In determining whether to extend the Termination Date, the Board may consider the inability to sell the Fund's assets in a time frame consistent with termination due to lack of market liquidity or other extenuating circumstances. Additionally, the Board may determine that market conditions are such that it is reasonable to believe that, with an extension, the Fund's remaining assets will appreciate and generate income in an amount that, in the aggregate, is meaningful relative to the cost and expense of continuing the operation of the Fund.

The Advisers will seek to manage the Fund's investment portfolio consistent with its obligation to cease operations on the Termination Date. To that end, the Advisers intend to seek private infrastructure investments that they reasonably expect can be sold or otherwise exited at favorable prices on or before the Termination Date. However, there is no assurance that a market or other exit strategy will be available for the Fund's less liquid investments, including investments in private infrastructure investments. As the Termination Date approaches, the Fund expects that the Advisers will seek to liquidate the Fund's less liquid investments. As a result, based on prevailing market conditions, available investment opportunities and other factors, the Fund may invest the proceeds from the sale of such investments in corporate debt securities or in listed equity securities, thereby increasing the portion of its total assets invested in those types of securities, or the Advisers may invest the proceeds in money market mutual funds; cash; cash equivalents; securities issued or guaranteed by the U.S. government or its instrumentalities or agencies; high quality, short-term money market instruments; short-term debt securities; certificates of deposit; bankers' acceptances and other bank obligations; commercial paper or other liquid debt securities. As a result, as the Termination Date approaches, the Fund's monthly cash distributions may decline, and there can be no assurance that the Fund will achieve its investment objective or that its investment strategies will be successful.

In addition, if Proposal 1 is not approved, under the current Declaration of Trust the Board may cause the Fund to conduct an Eligible Tender Offer within twelve months preceding the Termination Date. An Eligible Tender Offer would consist of a tender offer to purchase 100% of the then-outstanding common shares of the Fund at a price equal to the net asset value per common share on the expiration date of the tender offer. The Fund's Declaration of Trust provides that, following an Eligible Tender Offer, the Fund must have at least $100 million of net assets to ensure the Fund's continued viability (the "Termination Threshold"). If the number of common shares properly tendered in an Eligible Tender Offer would result in the Fund's net assets totaling greater than the Termination Threshold, the Fund will purchase all common shares properly tendered and not withdrawn pursuant to the terms of the Eligible Tender Offer and following the completion of such Eligible Tender Offer, the Board may, in its sole discretion and without any action by the shareholders of the Fund, eliminate the Termination Date and cause the Fund to have a perpetual existence. The Advisers will pay all costs and expenses associated with the making of an Eligible Tender Offer, other than brokerage and related transaction costs associated with disposition of portfolio investments in connection with the Eligible Tender Offer, which will be borne by the Fund and its common shareholders. An Eligible Tender Offer would be made, and common shareholders would be notified thereof, in accordance with the requirements of the 1940 Act, the Exchange Act and the applicable tender offer rules thereunder. Generally, the repurchase of tendered common shares by the Fund in a tender offer would be a taxable event to common shareholders.

If the number of properly tendered common shares would result in the Fund's net assets totaling less than the Termination Threshold, the Eligible Tender Offer will be terminated, no common shares will be purchased pursuant to the Eligible Tender Offer and the Fund will begin (or continue) liquidating the Fund's investment portfolio and proceed to terminate on the Termination Date. Following completion of the Eligible Tender Offer, the Board may eliminate the Termination Date and convert the Fund to a perpetual trust upon the affirmative vote of a majority of the Board and without a shareholder vote.

An Eligible Tender Offer may be commenced upon approval of a majority of the Trustees without a shareholder vote. If Proposal 1 is not approved, the Fund is not required to conduct an Eligible Tender Offer. If no Eligible Tender Offer is conducted, the Fund will dissolve on or before the Termination Date (subject to extension as described above). On or before the Termination Date, the Fund will cease its investment operations, retire or redeem its leverage facilities, if any, liquidate its investment portfolio (to the extent possible) and distribute all of its liquidated net assets to common shareholders of record in one or more distributions on or after the Termination Date.

The Fund should not be confused with a so called "target date" or "life cycle" fund whose asset allocation becomes more conservative over time as the fund's target date, often associated with retirement, approaches, and does not typically terminate on the target date. In addition, the Fund should not be confused with a "target term" fund whose investment objective is to return the fund's original net asset value on the termination date. The Fund's investment objective and policies are not designed to seek to return to holders of common shares their initial investment per common share on the Termination Date or in an Eligible Tender Offer, and investors may receive more or less than their original investment upon termination or in an Eligible Tender Offer.

Shareholder Approval

Proposal 1 requires the affirmative vote of a majority of the votes cast by shareholders (i.e., for Proposal 1 to pass, the number of shares voted "FOR" must exceed the number of shares voted "AGAINST"). For additional information regarding the voting requirements, see "Quorum, Record Date and Additional Information Regarding Voting."

THE BOARD, INCLUDING THE INDEPENDENT TRUSTEES, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL 1.

PROPOSAL 2: THE ELECTION OF TRUSTEES

Pursuant to the Fund's Amended and Restated Declaration of Trust, the Board is divided into three classes, as equal a number as possible, each of which has a term of three years, with one class being elected each year. If elected, each Trustee is entitled to hold office until the Annual Meeting of Shareholders held in the year noted below or until his or her successor is elected and qualifies. Trustees who are deemed "interested persons" (as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940 ("1940 Act")), of the Fund or the Advisers, are referred to in this Proxy Statement as "Interested Trustees." Trustees who are not interested persons, as described above, are referred to in this Proxy Statement as "Independent Trustees." Consistent with the Board's retirement policy, Mr. P. Gerald Malone, the Fund's current Chair and a Class II Trustee, is retiring effective as of this Meeting.

The Board, including the Independent Trustees, upon the recommendation of the Board's Nominating and Corporate Governance Committee, which is composed entirely of Independent Trustees, has nominated three Class III Trustees to serve an additional 3-year term on the Board, as follows:

Thomas W. Hunersen  Class III Trustee, 3-year term ended 2029

Nancy Yao  Class III Trustee, 3-year term ended 2029

Alan Goodson  Class III Trustee, 3-year term ended 2029

Each nominee has indicated an intention to serve as a Trustee if elected and has consented to be named in this Proxy Statement.

It is the intention of the persons named as proxies on the enclosed Proxy Card(s) to vote "FOR" the election of the nominees for Trustee. The Board knows of no reason why a nominee would be unable to serve, but in the event of any such inability, the proxies received will be voted for such substituted nominee as the Board may recommend.

The following tables set forth certain information regarding the Trustees who are nominated for election to the Board, Trustees whose terms of office continue beyond the Meeting, and the principal officers of the Fund.

Name, Address and Year of Birth	Position(s) Held with Fund(s)	Term of Office and Length of Time Served	Principal Occupation(s) During at Least the Past Five Years	Number of Registered Investment Companies ("Registrants") Consisting of Investment "Portfolios" in Fund Complex* Overseen by Trustee	Other Directorships Held by Trustee or Nominee for Trustee***
Nominees for Independent Trustee:
Thomas W. Hunersen**† c/o abrdn Inc., 1900 Market Street, Suite 200 Philadelphia, PA 19103 Year of Birth: 1958	Class III Trustee	Term expires 2029, if elected Trustee since 2023

Mr. Hunersen, Principal at CKW Associates, has 40 years leading and advising global finance organizations in infrastructure, structured finance and capital markets. Headed 'Global Infrastructure' for National Australia Bank, Ltd focused on corporate and asset-based financing and investing in energy, utilities and transportation. Led as Group Executive—Strategy / Recovery at IBRC resolving this nationalized bank for the Irish government. Held executive and advisory roles at National Bank of Greece, Bank of Ireland, Mellon Bank, and Slingshot GT. Also has held board roles as 'Independent Director' and/or 'Chairman' at finance, insurance, technology and nonprofit organizations.

				1 Registrant consisting of 1 Portfolio	None.

Name, Address and Year of Birth	Position(s) Held with Fund(s)	Term of Office and Length of Time Served	Principal Occupation(s) During at Least the Past Five Years	Number of Registered Investment Companies ("Registrants") Consisting of Investment "Portfolios" in Fund Complex* Overseen by Trustee	Other Directorships Held by Trustee or Nominee for Trustee***
Nancy Yao**† c/o abrdn Inc., 1900 Market Street, Suite 200 Philadelphia, PA 19103 Year of Birth: 1972	Class III Trustee	Term expires 2029, if elected Trustee since 2020

Ms. Yao has over 25 years of Asia, finance, and governance experience in for profit and non-profit organizations, including Goldman Sachs, CFRA, and the Yale-China Association. She is an assistant professor adjunct at Yale University where she teaches financial accounting and governance. Ms. Yao is a board member of the National Committee on U.S.-China Relations and a member of the Council on Foreign Relations. She also serves as an assistant dean at the David Geffen School of Drama at Yale. She received her MBA from the Yale School of Management and her AB in Diplomacy and World Affairs at Occidental College.

				8 Registrants consisting of 8 Portfolios	None.
Nominee for Interested Trustee:
Alan Goodson†† c/o abrdn Inc., 1900 Market St., Suite 200, Philadelphia, PA 19103 Year of Birth: 1974	Class III Trustee; Chief Executive Officer and President	Term expires 2029, if elected Trustee since 2024

Currently, Executive Director and Head of Product & Client Solutions—Americas for abrdn Inc., overseeing Product Management & Governance, Product Development and Client Solutions for registered and unregistered investment companies in the U.S., Brazil and Canada. Mr. Goodson is Director and Vice President of abrdn Inc. and joined abrdn Inc. in 2000.

				2 Registrants consisting of 2 Portfolios	None.

Name, Address and Year of Birth	Position(s) Held with Fund(s)	Term of Office and Length of Time Served	Principal Occupation(s) During at Least the Past Five Years	Number of Registered Investment Companies ("Registrants") Consisting of Investment "Portfolios" in Fund Complex* Overseen by Trustee	Other Directorships Held by Trustee or Nominee for Trustee***
Independent Trustees whose terms of office continue beyond the Meeting:
Gordon A. Baird**† c/o abrdn Inc., 1900 Market Street, Suite 200 Philadelphia, PA 19103 Year of Birth: 1968	Class I Trustee	Term expires 2027 Trustee since 2023

Mr. Baird is the President and Chief Executive Officer of Nexos Technologies Inc. from 2019 to present. Mr. Baird is also the founder and Managing Partner of G. A. Baird Partners & Co from 2015 to present. Mr. Baird was the Chief Executive Officer of Independence Bancshares, Inc. from 2013 to 2015 and an Operating Advisor to Thomas H. Lee Partners L.P. in 2011 and 2012. From 2003 to 2011, Mr. Baird was Chief Executive Officer of Paramax Capital Partners LLC. Prior to 2003, Mr. Baird was a Director at Citigroup Global Markets, Inc., an investment analyst at State Street Bank and Trust Company and real estate analyst at John Hancock Real Estate Finance Inc.

				1 Registrant consisting of 1 Portfolio	None.

Name, Address and Year of Birth	Position(s) Held with Fund(s)	Term of Office and Length of Time Served	Principal Occupation(s) During at Least the Past Five Years	Number of Registered Investment Companies ("Registrants") Consisting of Investment "Portfolios" in Fund Complex* Overseen by Trustee	Other Directorships Held by Trustee or Nominee for Trustee***
Chris LaVictoire Mahai**† c/o abrdn Inc., 1900 Market Street, Suite 200 Philadelphia, PA 19103 Year of Birth: 1955	Class II Trustee	Term expires 2028 Trustee since 2023

Ms. Mahai today serves as an independent consultant to executives and boards across industries and around the world; also serving as a public, private and non-profit board member, private investor, and author. Following a 20-year executive leadership career in financial services and media, Mahai founded and served as Managing Partner of Aveus, LLC, a global strategic and management consultancy from 1999 to 2018. Medecision, Inc., a healthcare technology company, acquired Aveus in 2018 where Mahai continued to lead the practice, serving as Aveus Division President while also assuming the role of Medecision Executive Vice President from May 2018 to December 2021.

				1 Registrant consisting of 1 Portfolio	None.

Name, Address and Year of Birth	Position(s) Held with Fund(s)	Term of Office and Length of Time Served	Principal Occupation(s) During at Least the Past Five Years	Number of Registered Investment Companies ("Registrants") Consisting of Investment "Portfolios" in Fund Complex* Overseen by Trustee	Other Directorships Held by Trustee or Nominee for Trustee***
Todd Reit**† c/o abrdn Inc., 1900 Market Street, Suite 200 Philadelphia, PA 19103 Year of Birth: 1968	Class II Trustee	Term expires 2028 Trustee since 2020

Mr. Reit is a Managing Member of Cross Brook Partners LLC, a real estate investment and management company since 2017. Mr. Reit is also Director and Financial Officer of Shelter Our Soldiers, a charity to support military veterans, since 2016. Mr. Reit was formerly a Managing Director and Global Head of Asset Management Investment Banking for UBS AG, where he was responsible for overseeing all the bank's asset management client relationships globally, including all corporate security transactions, mergers and acquisitions. Mr. Reit retired from UBS in 2017 after an over 25-year career at the company and its predecessor company, PaineWebber Incorporated (merged with UBS AG in 2000).

				10 Registrants consisting of 10 Portfolios	None.

Name, Address and Year of Birth	Position(s) Held with Fund(s)	Term of Office and Length of Time Served	Principal Occupation(s) During at Least the Past Five Years	Number of Registered Investment Companies ("Registrants") Consisting of Investment "Portfolios" in Fund Complex* Overseen by Trustee	Other Directorships Held by Trustee or Nominee for Trustee***
John Sievwright**† c/o abrdn Inc., 1900 Market Street, Suite 200 Philadelphia, PA 19103 Year of Birth: 1955	Class I Trustee	Term expires 2027 Trustee since 2020

Mr. Sievwright is the Chairman of Burford Capital Ltd since May 2024 and a Director since 2020 (provider of legal finance, complex strategies, post-settlement finance and asset management services and products) and Revolut Limited, a UK-based digital banking firm since August 2021, and Chairman of Buyside Trading Solutions Limited, an unlisted company, since its formation in July 2022. Previously he was a Non-Executive Director for the following UK companies: FirstGroup plc, ICAP plc and NEX Group plc (2017-2018) (financial).

				6 Registrants consisting of 7 Portfolios	Non-Executive Director of Burford Capital Ltd (provider of legal finance, complex strategies, post-settlement finance and asset management services and products) since May 2020.

*  As of the date of this Proxy Statement, the Fund Complex has a total of 17 Registrants with each Board member serving on the Boards of the number of Registrants listed. Each Registrant in the Fund Complex has one Portfolio except for two Registrants that are open-end funds, abrdn Funds and abrdn ETFs, which each have multiple Portfolios, The Registrants in the Fund Complex are as follows: abrdn Asia-Pacific Income Fund, Inc., abrdn Global Income Fund, Inc., abrdn Australia Equity Fund, Inc., abrdn Emerging Markets ex-China Fund, Inc., Aberdeen India Fund, Inc. (formerly known as The India Fund, Inc.), abrdn Income Credit Strategies Fund, abrdn Global Dynamic Dividend Fund, abrdn Global Premier Properties Fund, abrdn Total Dynamic Dividend Fund, abrdn Global Infrastructure Income Fund, abrdn National Municipal Income Fund, abrdn Healthcare Investors, abrdn Life Sciences Investors, abrdn Healthcare Opportunities Fund, abrdn World Healthcare Fund, abrdn Funds (16 Portfolios), and abrdn ETFs (2 Portfolios).

**  Member of the Nominating and Corporate Governance Committee.

***  Current directorships (excluding Fund Complex) as of the date of this Proxy Statement held in (1) any other investment companies registered under the 1940 Act, (2) any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") or (3) any company subject to the requirements of Section 15(d) of the 1934 Act.

†  Member of the Audit Committee.

††  Mr. Goodson is an "interested person," as defined in the 1940 Act because of his affiliation with the Fund's investment advisor.

ADDITIONAL INFORMATION ABOUT THE TRUSTEES

The Board believes that each Trustee's experience, qualifications, attributes and skills on an individual basis and in combination with those of the other Trustees lead to the conclusion that the Trustees possess the requisite experience, qualifications, attributes and skills to serve on the Board. The Board believes that the Trustees' ability to review critically, evaluate, question and discuss information provided to them; to interact effectively with the Advisers, other service providers, counsel and independent auditors; and to exercise effective business judgment in the performance of their duties, support this conclusion. The Board has also considered the contributions that each Trustee can make to the Board and to the Fund.

A Trustee's ability to perform his or her duties effectively may have been attained through the Trustee's executive, business, consulting, and/or legal positions; experience from service as a Trustee of the Fund and other funds/portfolios in the abrdn complex, other investment funds, public companies, or non-profit entities or other organizations; educational background or professional training or practice; and/or other life experiences. In this regard, the following specific experience, qualifications, attributes and/or skills apply as to each Trustee in addition to the information set forth in the table above: Mr. Baird, business and leadership experience and experience as a Board member overseeing another infrastructure-strategy closed-end fund for over 17 years; Mr. Hunersen, executive leadership experience in global banking, infrastructure and technology businesses and as Chair/ Board member overseeing another infrastructure-strategy closed-end fund for over 17 years; Ms. LaVictoire Mahai, business and leadership experience and experience as a board member overseeing another infrastructure-strategy closed-end fund for over 17 years, including experience as an audit and membership and governance committee chair; Ms. Yao, financial and research analysis experience in and covering the Asia region and experience in world affairs; Mr. Reit banking and asset management experience and experience as a board member; Mr. Sievwright, banking and accounting experience and experience as a board member of public companies; Mr. Goodson has financial and research analysis experience.

The Board believes that the significance of each Trustee's experience, qualifications, attributes or skills is an individual matter (meaning that experience important for one Trustee may not have the same value for another) and that these factors are best evaluated at the Board level, with no single Trustee, or particular factor, being indicative of Board effectiveness. In its periodic self-assessment of the effectiveness of the Board, the Board considers the complementary individual skills and experience of the individual Trustees in the broader context of the Board's overall composition so that the Board, as a body, possesses the appropriate (and appropriately diverse) skills and experience to oversee the business of the Fund. References to the qualifications, attributes and skills of Trustees are presented pursuant to disclosure requirements of the Securities and Exchange Commission ("SEC"), do not constitute holding out the Board or any Trustee as having any special expertise or experience, and shall not impose any greater responsibility or liability on any such person or on the Board by reason thereof.

OFFICERS

The executive officers of the Fund are appointed by the Board annually to hold office until the next year and until their successors are chosen and qualified. "Aberdeen" in the chart below refers to the companies within Aberdeen Group plc, parent company of the investment manager and administrator. The current executive officers of the Fund who do not concurrently serve as a Trustee are:

Name, Address and Year of Birth	Position(s) Held With the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During at Least the Past Five Years
Joshua Duitz* c/o abrdn Inc., 1900 Market St, Suite 200 Philadelphia, PA 19103 Year of Birth: 1970	Vice President	Since 2020	Currently, Head of Global Income at Aberdeen. Mr. Duitz joined Aberdeen in 2018 from Alpine Woods Capital Investors LLC where he was a Portfolio Manager.
Sharon Ferrari* c/o abrdn Inc., 1900 Market St, Suite 200 Philadelphia, PA 19103 Year of Birth: 1977	Treasurer and Chief Financial Officer	Treasurer and Chief Financial Officer Since 2023; Fund Officer Since 2020	Currently, Director, Product Management for Aberdeen. Ms. Ferrari joined Aberdeen as a Senior Fund Administrator in 2008.
Katie Gebauer* c/o abrdn Inc., 1900 Market Street, Suite 200 Philadelphia, PA 19103 Year of Birth: 1986	Chief Compliance Officer and Vice President	Chief Compliance Officer since Sept. 2025; Vice President since 2023

Currently, Ms. Gebauer is Head of US Registered Fund Compliance. She serves as the Chief Compliance Officer for Aberdeen's US closed end funds, open end funds and ETFs. Ms. Gebauer joined Aberdeen in 2014.

Heather Hasson* c/o abrdn Inc., 1900 Market St, Suite 200 Philadelphia, PA 19103 Year of Birth: 1982	Vice President	Vice President Since 2022; Fund Officer Since 2020	Currently, Senior Product Development Manager. Previously, Senior Product Solutions and Implementation Manager, Product Governance US for Aberdeen. Ms. Hasson joined the company in November 2006.
Robert Hepp* c/o abrdn Inc., 1900 Market St, Suite 200 Philadelphia, PA 19103 Year of Birth: 1986	Vice President	Since 2022	Currently, Senior Product Governance Manager for abrdn Inc. Mr. Hepp joined Aberdeen as a Senior Paralegal in 2016.
Megan Kennedy* c/o abrdn Inc., 1900 Market St, Suite 200 Philadelphia, PA 19103 Year of Birth: 1974	Vice President and Secretary	Since 2020	Currently, Senior Director, Product Governance for abrdn Inc. Ms. Kennedy joined Aberdeen in 2005.
Michael Marsico* c/o abrdn Inc., 1900 Market St, Suite 200 Philadelphia, PA 19103 Year of Birth: 1980	Vice President	Since 2022	Currently, Senior Product Manager—US for Aberdeen. Mr. Marsico joined abrdn Inc. as a Fund Administrator in 2014.

Name, Address and Year of Birth	Position(s) Held With the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During at Least the Past Five Years
Christian Pittard* abrdn Investments Limited 280 Bishopsgate London, EC2M 4AG United Kingdom Year of Birth: 1973	Vice President	Vice President Since 2024; Fund Officer Since 2020

Mr. Pittard is Head of Closed End Funds for Aberdeen and is responsible for the US and UK businesses. Aberdeen and its affiliates are currently the 5th largest listed Closed-End Fund manager in the world. He is also Managing Director of Corporate Finance, having done a significant number of closed end fund transactions in the US and UK since joining Aberdeen affiliates in 1999. Previously, he was Head of the Americas and the North American Funds business for Aberdeen based in the US.

Heather Reilly* c\o abrdn Inc. 1900 Market Street Suite 200 Philadelphia, PA 19103 Year of Birth: 1968	Vice President	Since December 2025	Currently, Senior Product Governance Manager for Aberdeen. Ms. Reilly joined Aberdeen in 2022.
Donal Reynolds* c\o abrdn Inc. 1900 Market Street Suite 200 Philadelphia, PA 19103 Year of Birth: 1977	Vice President	Since December 2025

Currently, Senior Investment Director responsible for managing the Global Infrastructure funds. Mr. Reynolds joined the company in 2006 as an Investment Process Analyst. In 2010, he transferred to US equities in Boston as Vice President. In 2014, he was promoted to Senior Vice President, Global Equities. Prior to this Donal worked for a number of firms, including BIL-Dexia, ING, JP Morgan and Aegon. He holds the Investment Management Certificate and is a CFA Charterholder.

Kolotioloma Silue* c\o abrdn Inc. 1900 Market Street Suite 200 Philadelphia, PA 19103 Year of Birth: 1977	Vice President	Since 2024	Currently, Senior Product Manager for Aberdeen. Mr. Silue joined Aberdeen in October 2023 from Tekla Capital Management where he was employed as a Senior Manager of Fund Administration.
Lucia Sitar* c/o abrdn Inc., 1900 Market St, Suite 200 Philadelphia, PA 19103 Year of Birth: 1971	Vice President	Since 2020

Currently, Vice President and U.S. Counsel—Head of Product Governance for Aberdeen. Previously, Ms. Sitar was Head of Product Governance and Management and Managing U.S. Counsel for Aberdeen. She joined Aberdeen as U.S. Counsel in 2007.

Amelia Slade* c/o abrdn Inc., 1900 Market St, Suite 200 Philadelphia, PA 19103 Year of Birth: 1999	Vice President	Since December 2025

Currently, Associate Investment Director at Aberdeen. Ms.Slade supports the investment and management of the private allocation of abrdn Global Infrastructure Income Fund (NYSE: ASGI), Aberdeen's Energy and Natural Resources funds, and a legacy Real Estate fund. She joined the Real Assets team in August 2022.

Michael Taggart* c\o abrdn Inc. 1900 Market Street Suite 200 Philadelphia, PA 19103 Year of Birth: 1970	Vice President	Since 2024

Currently, Head of Closed-End Fund Investor Relations at Aberdeen. since 2023. Prior to that, he was Vice President of Investment Research and Operations at Relative Value Partners, LLC from June 2022. Prior to that, he was self-employed after having left Nuveen in November 2020, where he had served as Vice President of Closed-End Fund Product Strategy since November 2013.

*  Each officer may hold officer position(s) in one or more other funds which are part of the Fund Complex.

Ownership of Securities

Set forth in the table below is the dollar range of equity securities in the Fund and the aggregate dollar range of equity securities in the Aberdeen Family of Investment Companies (as defined below) beneficially owned by each Trustee or nominee as of March 16, 2026.

Name of Trustee or Nominee	Dollar Range of Equity Securities Owned in the Fund(1)	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Trustee or Nominee in Aberdeen Family of Investment Companies(2)
Independent Trustees:
Gordon A. Baird	$10,001 — $50,000	$10,001 — $50,000
Thomas W. Hunersen	Over $100,000	Over $100,000
Chris LaVictoire Mahai	$10,001 — $50,000	$10,001 — $50,000
Todd Reit	$10,001 — $50,000	Over $100,000
John Sievwright	$10,001 — $50,000	Over $100,000
Nancy Yao	$10,001 — $50,000	Over $100,000
Interested Trustee:
Alan Goodson	$50,001 — $100,000	Over $100,000

(1)  This information has been furnished by each Trustee. "Beneficial ownership" is determined in accordance with Rule 16a-1(a)(2) promulgated under the 1934 Act).

(2)  "Aberdeen Family of Investment Companies" means those registered investment companies that share abrdn Inc. or an affiliate as the investment adviser and that hold themselves out to investors as related companies for purposes of investment and investor services.

As of March 16, 2026, the Fund's Trustees and officers, in the aggregate, owned less than 1% of the Fund's outstanding equity securities. As of March 16, 2026, none of the Independent Trustees or their immediate family members owned any shares of the Advisers or of any person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Advisers.

Mr. Goodson and Ms. Ferrari serve as executive officers of the Fund. As of March 16, 2026, Ms. Ferrari did not own shares of the Fund. Mr. Goodson's ownership information is disclosed in the table above.

BOARD AND COMMITTEE STRUCTURE

As of the Meeting, the Board is composed of seven Trustees, six of whom are Independent Trustees. The Fund divides the Board into three classes, each class having a term of three years. Each year, the term of office of one class will expire and the successor(s) elected to such class will serve for a three-year term.

As of the Meeting, the Board has appointed Mr. Reit, an Independent Trustee, as Chair. The Chair presides at meetings of the Trustees, participates in the preparation of the agenda for meetings of the Board, and acts as a liaison between the Trustees and Management between Board meetings. Except for any duties specified herein, the designation of the Chair does not impose on such Trustee any duties, obligations or liability that is greater than the duties, obligations or liability imposed on such person as a member of the Board, generally.

The Board holds regular quarterly meetings to consider and address matters involving the Fund. The Board also may hold special meetings to address matters arising between regular meetings. The Independent Trustees also meet outside the presence of Management in executive session at least quarterly and have engaged separate, independent legal counsel to assist them in performing their oversight responsibilities.

The Board has established a committee structure that includes an Audit Committee and a Nominating and Corporate Governance Committee (each discussed in more detail below) to assist the Board in the oversight and direction of the business affairs of the Fund, and from time to time may establish informal ad hoc committees or working groups to review and address the practices of the Fund with respect to specific matters. The Board believes the Committee system facilitates the timely and efficient consideration of matters by the Trustees and facilitates effective oversight of compliance with legal and regulatory requirements and of the Fund's activities and associated risks. The standing Committees currently conduct an annual review of their charters, which includes a review of their responsibilities and operations.

The Nominating and Corporate Governance Committee and the Board as a whole also conduct an annual self-assessment of the performance of the Board, including consideration of the effectiveness of the Board's Committee structure. The Committees are comprised entirely of Independent Trustees. The Committee members are also "independent" within the meaning of the NYSE listing standards. The Board reviews its structure regularly and believes that its leadership structure, including having a super-majority of Independent Trustees, coupled with an Independent Trustee as Chair, is appropriate because it allows the Board to exercise informed and independent judgment over the matters under its purview and it allocates areas of responsibility among the Committees and the full Board in a manner that enhances efficient and effective oversight.

Board and Committee Meetings in Fiscal Year 2025

During the fiscal year ended September 30, 2025, the Board held five regular meetings. During such fiscal year the Trustees serving during that fiscal year attended at least 75% of the aggregate number of meetings of the Board and of the Committees of the Boards on which they served.

Audit Committee

The Board has an Audit Committee. The members of the Audit Committee are all "independent," as defined in the Fund's written Audit Committee Charter. The members of the Audit Committee are all of the Independent Trustees. Mr. Sievwright serves as the Chair of the Audit Committee and the Board has determined that Mr. Sievwright is an "audit committee financial expert," as defined in Section 401(h) of Regulation S-K.

The Audit Committee oversees the scope of the Fund's audit, the Fund's accounting and financial reporting policies and practices and its internal controls. The Audit Committee assists the Board in fulfilling their responsibilities for oversight of the integrity of the Fund's accounting, auditing and financial reporting practices, the qualifications and independence of the Fund's independent registered public accounting firm and the Fund's compliance with legal and regulatory requirements. The Audit Committee approves, and recommends to the Board for ratification, the selection, appointment, retention or termination of the Fund's independent registered public accounting firm and approves the compensation of the independent registered public accounting firm. The Audit Committee also approves all audit and permissible non-audit services provided to the Fund by the independent registered public accounting firm and all permissible non-audit services provided by the Fund's independent registered public accounting firm to the Adviser and service providers if the engagement relates directly to the Fund's operations and financial reporting. The Audit Committee is also responsible for monitoring the valuation of portfolio securities and other investments. The written Charter for the Audit Committee is available on the Fund's website at www.aberdeenasgi.com. During the fiscal year ended September 30, 2025, the Audit Committee met four times.

Service providers to the Fund, primarily the Adviser, have responsibility for the day-to-day management of the Fund, which includes responsibility for risk management. As an integral part of its responsibility for oversight of the Fund, the Board oversees risk management of the Fund's investment program and business affairs. Oversight of the risk management process is part of the Board's general oversight of the Fund and its service providers.

Nominating and Corporate Governance Committee; Consideration of Potential Trustee Nominees

The Fund has established a Nominating and Corporate Governance Committee (the "Nominating Committee") to promote the effective participation of qualified individuals on the Board, committees of the Board, and to review, evaluate and enhance the effectiveness of the Board in its role in governing the Fund and overseeing the management of the Fund so that the interests of shareholders of the Fund are well-served. In pursuit of this purpose, the Nominating Committee's responsibilities include the identification and nomination of new Trustees and the coordination of the annual self-assessment of the performance of the Board and the Fund's committee structure to ensure the effective functioning of the Board. The members of the Nominating Committee are all of the Independent Trustees.

The Nominating Committee makes nominations to fill vacancies for trustees of the Fund and submits such nominations to the full Board. No trustee may be elected by the Board or nominated by the Board for election by shareholders unless nominated by the Committee. In nominating candidates, the Nominating Committee will seek to identify candidates who can bring to the Board the skills, experience and judgment necessary to address the issues trustees of investment companies, and the Fund in particular, may confront in fulfilling their duties to fund shareholders. The Nominating Committee may, in its discretion, establish specific, minimum qualifications (including skills) that must be met by candidates and may take into account a wide variety of factors in considering prospective trustee candidates.

The Nominating Committee shall consider Trustee candidates from such sources it deems appropriate, including candidates recommended by shareholders of the Fund. In order for the Nominating Committee to consider shareholder recommendations, the candidate must (i) satisfy any minimum qualifications of the Fund for its trustees, including all qualifications provided under the Nominating Committee's Charter and in the Fund's organizational documents; (ii) not be an "interested persons" of the Fund as that term is defined in the 1940 Act; and (iii) must be "independent" as defined in the NYSE listing standards.

All shareholder recommendations must be submitted in writing to the Secretary of the Fund by the deadline for submission of any shareholder proposals which would be included in the Fund's proxy statement for the next annual meeting of the Fund. Each shareholder or shareholder groups submitting proposed candidates must meet the requirements stated in the Nominating Committee's charter and in the Fund's organizational documents in order to recommend a candidate.

The Nominating Committee met one time during the fiscal year ended September 30, 2025. A copy of the written Nominating Committee Charter is available on the Fund's website at www.aberdeenasgi.com.

Board Oversight of Risk Management

The Fund is subject to a number of risks, including, among others, investment, compliance, operational and valuation risks. Risk oversight forms part of the Board's general oversight of the Fund and is addressed as part of various Board and Committee activities. The Board has adopted, and periodically reviews, policies and procedures designed to address these risks. Different processes, procedures and controls are employed with respect to different types of risks. Day-to-day risk management functions are subsumed within the responsibilities of the Adviser, who carries out the Fund's investment management and business affairs, and also by the Sub-Adviser and other service providers in connection with the services they provide to the Fund. The Adviser and Sub-Adviser, the Fund's administrator and other service providers have their own, independent interest in risk management, and their policies and methods of risk management will depend on their functions and business models. As part of its regular oversight of the Fund, the Board, directly and/or through a Committee, interacts with and reviews reports from, among others, the Adviser and the Fund's other service providers (including the Fund's transfer agent), the Fund's Chief Compliance Officer, the Fund's independent registered public accounting firm, legal counsel to the Fund, including Counsel to the Independent Trustees, and internal auditors, as appropriate, relating to the operations of the Fund. The Board also requires the Adviser to report to the Board on other matters relating to risk management on a regular and as-needed basis. The Board recognizes that it may not be possible to identify all of the risks that may affect the Fund or to develop processes and controls to eliminate or mitigate their occurrence or effects. The Board may, at any time and in its discretion, change the manner in which it conducts risk oversight.

Communications with the Board of Trustees

Shareholders who wish to communicate with Board members with respect to matters relating to the Fund may address their written correspondence to the Board as a whole or to individual Board members c/o abrdn Inc., at 1900 Market Street, Suite 200, Philadelphia, PA 19103, or via e-mail to the Trustee(s) c/o abrdn Inc. at Investor.Relations@abrdn.com.

Trustees Attendance at Annual Meetings of Shareholders

The Fund has not established a formal policy with respect to Trustee attendance at annual meetings of shareholders. Two Trustees attended the 2025 Annual Meeting of Stockholders.

REPORT OF THE AUDIT COMMITTEE; INFORMATION REGARDING THE FUND'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of the Audit Committee

At a meeting held on December 9, 2025, the Board, including a majority of the Independent Trustees, selected KPMG LLP ("KPMG") to act as the independent registered public accounting firm for the Fund for the fiscal year ending September 30, 2026. Representatives from KPMG are not expected to be present at the Meeting to make a statement or respond to questions from shareholders. If requested by any shareholder by two (2) business days before the Meeting, a representative from KPMG will be present by telephone at the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she chooses to do so.

The Fund's financial statements for the fiscal year ended September 30, 2025 were audited by KPMG. The Audit Committee of the Fund has reviewed and discussed the audited financial statements of the Fund with management of the Fund. The Audit Committee of the Fund has received the written disclosures and the letter from KPMG required by The Public Company Accounting Oversight Board ("PCAOB") Rule 3526 (PCAOB Rule 1, Communication with Audit Committees Concerning Independence), as may be modified or supplemented, and have discussed with KPMG its independence with respect to the Fund. The Fund knows of no direct financial or material indirect financial interest of KPMG in the Fund. The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. Based on the foregoing review and discussions, the Audit Committee of the Fund recommended to the Board that the audited financial statements of the Fund for the fiscal year ended September 30, 2025 be included in the Fund's most recent Annual Report filed with the SEC.

Submitted by the Audit Committee of the Fund's Board of Trustees

John Sievwright, Chair of the Audit Committee
Nancy Yao, Member of the Audit Committee
P. Gerald Malone, Member of the Audit Committee
Todd Reit, Member of the Audit Committee
Gordon A. Baird, Member of the Audit Committee
Chris LaVictoire Mahai, Member of the Audit Committee
Thomas W. Hunersen, Member of the Audit Committee

Information Regarding the Fund's Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed for professional services rendered by KPMG during the Fund's fiscal years ended September 30, 2025, and September 30, 2024:

	2025	2024
Audit Fees(1)	$151,800	$136,800
Audit-Related Fees(2)	$0	$0
Tax Fees(3)	$0	$0
All Other Fees(4)	$0	$0
Total	$151,800	$136,800

(1)  "Audit Fees" are the aggregate fees billed for professional services for the audit of the Fund's annual financial statements and services provided in connection with statutory and regulatory filings or engagements.

(2)  "Audit Related Fees" are the aggregate fees billed for assurance and related services reasonably related to the performance of the audit or review of financial statements that are not reported under "Audit Fees". These fees include offerings related to the Fund's common shares.

(3)  "Tax Fees" are the aggregate fees billed for professional services for tax advice, tax compliance, and tax planning. These fees include: federal and state income tax returns, review of excise tax distribution calculations and federal excise tax return.

(4)  "All Other Fees" are the aggregate fees billed for products and services other than "Audit Fees," "Audit-Related Fees" and "Tax Fees."

The Audit Committee is responsible for pre-approving (i) all audit and permissible non-audit services to be provided by the independent registered public accounting firm to the Fund and (ii) all permissible non-audit services to be provided by the independent registered public accounting firm to the Fund's Adviser, and any service provider to the Fund controlling, controlled by or under common control with the Fund's Adviser that provided ongoing services to the Fund ("Covered Service Provider"), if the engagement relates directly to the operations and financial reporting of the Fund. The following table shows the amount of fees that KPMG LLP billed during the Fund's last two fiscal years for non-audit services to the Fund, the Adviser and any Covered Service Providers:

Fiscal Year Ended	Total Non- Audit Fees Billed to Fund	Total Non-Audit Fees billed to Adviser and Covered Service Providers (engagements related directly to the operations and financial reporting of the Fund)	Total Non-Audit Fees billed to Adviser and Covered Service Providers (all other engagements)	Total
September 30, 2025	$0	$0	$1,253,744	$1,253,744
September 30, 2024	$0	$0	$629,124	$629,124

All of the services described in the table above were pre-approved by the Audit Committee.

The Audit Committee has adopted an Audit Committee Charter that provides that the Audit Committee shall annually select, retain or terminate, and recommend to the Board for their ratification, the selection, retention or termination, the Fund's independent auditor and, in connection therewith, evaluate the terms of the engagement (including compensation of the auditor) and the qualifications and independence of the independent auditor, including whether the independent auditor provides any consulting, auditing or tax services to the Adviser, and receive the independent auditor's specific representations as to its independence, delineating all relationships between the independent auditor and the Fund, consistent with the Independent Standards Board ("ISB") Standard No. 1. The Audit Committee Charter also provides that the Committee shall review in advance, and consider approval of, any and all proposals by Fund management or the Adviser that the Fund, Adviser or their affiliated persons, employ the independent auditor to render "permissible non-audit services" to the Fund and to consider whether such services are consistent with the independent auditor's independence.

The Audit Committee has considered whether the provision of non-audit services that were rendered to the Adviser and any entity controlling, controlled by, or under common control with these entities that provides ongoing services to the Fund that were not pre-approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X is compatible with maintaining the principal accountant's independence and has concluded that it is independent.

COMPENSATION

The following table sets forth information regarding compensation of Trustees from the Fund and by the Fund Complex of which the Fund is a part as of the fiscal year ended September 30, 2025. All officers of the Fund are employees of and are compensated by the Fund's Adviser or its affiliates. None of the Fund's executive officers received any compensation from the Fund for such period. The Fund does not have any bonus, profit sharing, pension or retirement plans.

Name of Trustee	Aggregate Compensation from Fund for Fiscal Year Ended September 30, 2025	Total Compensation from Fund and Fund Complex Paid to Trustees*
Nancy Yao	$26,791	$407,871
P. Gerald Malone**	$48,229	$620,680
Todd Reit	$26,791	$310,094
John Sievwright	$40,281	$313,884
Gordon Baird	$55,434	$55,434
Thomas Hunerson	$55,434	$55,434
Chris LaVictoire Mahai	$55,434	$55,434
Alan Goodson***	$0	$0

*  See the Trustees table for the number of funds within the Fund Complex that each Trustee serves.

**  Consistent with the Board's retirement policy, Mr. P. Gerald Malone is retiring effective as of this Meeting.

***  Mr. Goodson is considered an Interested Trustee.

Relationship of Trustees or Nominees with the Adviser, Sub-Adviser and Administrator abrdn Inc. serves as the Fund's investment adviser and administrator. abrdn Inc. is a Delaware corporation with its principal business office located at 1900 Market Street, Suite 200, Philadelphia, PA 19103. abrdn Inc. also provides investor relations services to the Fund under an investor relations services agreement.

abrdn Investments Limited ("aIL") serves as Investment Sub-Adviser to the Fund pursuant to a sub-advisory agreement dated June 19, 2020. aIL has a registered office at 10 Queen's Terrace, Aberdeen, Scotland AB10 1YG and is a corporation organized under the laws of Scotland and a U.S. registered investment adviser. aIL provides equity, fixed income and real estate advisory services, as well as alternative strategies. abrdn Inc. and aIL is each a wholly-owned indirect subsidiary of Aberdeen Group plc, formerly known as abrdn plc. Aberdeen Group plc, abrdn Inc., aIL and their advisory affiliates are collectively referred herein to as "Aberdeen".

In rendering investment advisory services, abrdn Inc. and aIL may use the resources of investment advisor subsidiaries of Aberdeen. These affiliates have entered into a memorandum of understanding/personnel sharing procedures pursuant to which investment professionals from each affiliate may render portfolio management and research services to US clients of the Aberdeen affiliates, including the Fund, as associated persons of the Advisers. No remuneration is paid by the Fund with respect to the memorandum of understanding/personnel sharing arrangements.

THE BOARD, INCLUDING THE INDEPENDENT TRUSTEES, RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL 2.

ADDITIONAL INFORMATION

Sub-Administrator. State Street Bank & Trust Company, located at 1 Heritage Drive, 3rd Floor, North Quincy, MA 02171, serves as sub-administrator to the Fund.

Expenses. The expense of preparation, printing and mailing of the enclosed proxy card and accompanying Notice and Proxy Statement will be borne by the Fund. The Fund will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the shares of the Fund. In order to obtain the necessary quorum at the Meeting, supplementary solicitation may be made by mail, telephone or personal interview. Such solicitation may be conducted by, among others, officers, Trustees and employees of the Fund, the Adviser, the Sub-adviser or their affiliates. EQ Fund Solutions, LLC ("EQ") has been retained to assist in the solicitation of proxies and total estimated proxy solicitation costs are $45,000-75,000.

Quorum, Record Date and Additional Information Regarding Voting. In order to transact business at the Meeting, a "quorum" must be present. Under the Fund's Amended and Restated Bylaws, a quorum is constituted by the presence in person or by proxy of holders of shares of beneficial interest of the Fund entitled to cast a majority of all the votes entitled to be cast on a matter.

The Board has fixed the close of business on March 16, 2026 as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and at any adjournment or postponement thereof. The Fund has one class of shares, par value $0.001 per share. Each share of the Fund is entitled to one vote at the Meeting, and fractional shares are entitled to a proportionate share of one vote. On the Record Date, the following number of shares of the Fund were issued and outstanding:

ASGI  31,628,809

The Term Amendment proposal (Proposal 1) requires the affirmative vote of a majority of the votes cast by shareholders (i.e., for Proposal 1 to pass, the number of shares voted "FOR" must exceed the number of shares voted "AGAINST").

The election of a Trustee to the Board (Proposal 2) requires the affirmative vote of a plurality of the votes cast by shareholders at the Meeting with a quorum present. Under a plurality vote, the nominees who receive the highest number of votes will be elected even if they receive less than a majority of the votes cast.

Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker holding the shares. If the beneficial owner does not provide voting instructions, the broker can still vote the shares with respect to matters that are considered to be "routine," but cannot vote the shares with respect to "non-routine" matters. Abstentions and broker non-votes will be included for purposes of determining whether a quorum is present for the Fund at the Meeting, but will not be treated as votes cast for Proposal 1, which is "non-routine." Therefore, abstentions and broker non-votes will have no effect on Proposal 1. In contrast, Proposal 2 is a "routine" matter and, accordingly, beneficial owners who do not provide proxy instructions or who do not return a proxy card may have their shares voted by broker-dealer firms in favor of Proposal 2.

All properly executed proxies received prior to the Meeting will be voted at the Meeting, or at any adjournments or postponements thereof, in accordance with the instructions marked on the Proxy Card. Unless instructions to the contrary are marked on the Proxy Card, proxies received will be voted "FOR" the Proposals. The persons named as proxy holders on the Proxy Card will vote in their discretion on any other matters that may properly come before the Meeting or any adjournments or postponements thereof. Any Proxy Card may be revoked at any time prior to its exercise by submitting a properly executed, subsequently dated Proxy Card, giving written notice to Megan Kennedy, Secretary of the Fund, c/o abrdn Inc., 1900 Market Street, Suite 200, Philadelphia, PA 19103, or by attending the Meeting and voting in person. Shareholders may authorize proxy voting by using the enclosed Proxy Card along with the enclosed envelope with pre-paid postage. Shareholders may also authorize proxy voting by telephone or through the internet by following the instructions contained on their Proxy Card. Shareholders do not have dissenter's rights of appraisal in connection with any of the matters to be voted on by the shareholders at the Meeting.

The chair of the Meeting shall have the power to adjourn the Meeting without further notice other than announcement at the Meeting. The Fund also has the power to postpone the Meeting to a later date and/or time in advance of the Meeting. Abstentions and broker non-votes will have the same effect at any adjourned or postponed meeting as noted above. Any business that might have been transacted at the Meeting may be transacted at any such adjourned or postponed meeting(s) at which a quorum is present.

Written notice of an adjournment of the Meeting, stating the place, date and hour thereof, shall be given to each shareholder entitled to vote thereat at least ten (10) days prior to the Meeting, if the Meeting is adjourned to a date more than one hundred twenty (120) days after the original Record Date set for the Meeting.

We will admit to the Meeting (1) all shareholders of record on March 16, 2026 (the "Record Date"), (2) persons holding proof of beneficial ownership at the Record Date, such as a letter or account statement from the person's broker, (3) persons who have been granted proxies, and (4) such other persons that we, in our sole discretion, may elect to admit. All persons wishing to be admitted to the Meeting must present photo identification. If you plan to attend the Meeting, we ask that you call us in advance at 1-800-522-5465.

Solicitation and Voting of Proxies. Solicitation of proxies is being made primarily by the mailing of this Proxy Statement with its enclosures on or about April 6, 2026. As mentioned above, EQ has been engaged to assist in the solicitation of proxies. As the date of the Meeting approaches, certain shareholders of the Fund may receive a call from a representative of EQ, if the Fund has not yet received their vote. Authorization to permit EQ to execute proxies may be obtained by telephonic instructions from shareholders of the Fund. Proxies that are obtained telephonically will be recorded in accordance with procedures that Management believes are reasonably designed to ensure that the identity of the shareholder casting the vote is accurately determined and that the voting instructions of the shareholder are accurately determined.

Beneficial Owners. Based upon filings made with the SEC, as of March 16, 2026, the following table shows certain information concerning persons who may be deemed beneficial owners of 5% or more of the shares of the Fund

Class	Name and Address	Number of Shares Beneficially Owned	Percentage of Shares
Common Shares	Morgan Stanley Morgan Stanley Smith Barney LLC 1585 Broadway New York, NY 10036	1,640,699.00	5.7%

Shareholder Proposals. Any Rule 14a-8 shareholder proposal to be considered for inclusion in the Fund's proxy statement and form of proxy for the annual meeting of shareholders to be held in 2027 should be received by the Secretary of the Fund no later than 120 calendar days prior to April 6, 2027 (the first anniversary of the date of the release of this year's proxy statement). There are additional requirements regarding proposals of shareholders, and a shareholder contemplating submission of a proposal for inclusion in the Fund's proxy materials is referred to Rule 14a-8 under the 1934 Act.

Non-Rule 14a-8 proposals of business to be considered by the Fund's shareholders may be made at an annual meeting of shareholders (1) by or at the direction of the Board of Trustees or (2) by any shareholder of the Fund who was a shareholder of record from the time the shareholder gave notice as provided in the Fund's By-Laws to the time of the annual meeting, who is entitled to vote at the annual meeting on any such business and who has complied with the By-Laws. Pursuant to the Fund's By-Laws, for any such business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Fund and such business must otherwise be a proper matter for action by the shareholders. To be timely, a shareholder's notice shall set forth all information required under the Fund's By-Laws and shall be delivered to the Secretary of the Fund at the principal executive office of the Fund neither earlier than 9:00 a.m., Eastern Time, on the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day before the first anniversary of the date of the proxy statement for the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, or in the event that no annual meeting was held the preceding year, notice by the shareholder will be timely if so delivered not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which public announcement of the date of such annual meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a shareholder's notice as described above.

In accordance with Rule 14a-4(c), the Fund may exercise discretionary voting authority with respect to any shareholder proposals for this Meeting not included in the proxy statement and form of proxy card which are not submitted to the Fund within the time-frame indicated above. Even if timely notice is received, the Fund may exercise discretionary voting authority in certain other circumstances permitted by Rule 14a-4(c) and SEC guidance related thereto. Discretionary voting authority is the ability to vote proxies that shareholders have executed and returned to the Fund on matters not specifically reflected on the form of proxy card.

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD(S) AND RETURN THEM IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Delivery of Proxy Statement

Unless the Fund has received contrary instructions from shareholders, only one copy of this Proxy Statement may be mailed to households, even if more than one person in a household is a shareholder of record. If a shareholder needs an additional copy of this Proxy Statement, please contact the Fund at 1-800-522-5465. If any shareholder does not want the mailing of this Proxy Statement to be combined with those for other members of its household, please contact the Fund in writing at: 1900 Market Street, Suite 200, Philadelphia, PA 19103 or call the Fund at 1-800-522-5465.

Other Business

The Adviser knows of no business to be presented at the Meeting, other than the Proposals set forth in this Proxy Statement, but should any other matter requiring the vote of shareholders arise, the proxies will vote thereon according to their discretion.

By order of the Board of Trustees,

Megan Kennedy, Secretary

abrdn Global Infrastructure Income Fund

Annex A

Form of Amendment to Declaration of Trust

SECOND AMENDMENT TO THE
AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST
OF ABRDN GLOBAL INFRASTRUCTURE INCOME FUND

This Second Amendment dated [May [•], 2026] (the "Amendment") to the AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST, as amended and restated on June 18, 2020, as previously amended on June 30, 2022 (the "A&R DoT"), of the abrdn Global Infrastructure Income Fund (the "Trust") makes the following changes to the A&R DoT.

WHEREAS, the Board of Trustees of the Trust and the Trust's shareholders have voted to approve this Amendment.

NOW, THEREFORE, the A&R DoT is amended as follows:

Article XI of the A&R DoT shall be restated in its entirety as follows:

ARTICLE XI
TERMINATION

The Trust shall continue without limitation of time unless terminated pursuant to this Article XI. The Board may wind up the affairs of the Trust and all of the powers of the Board under this Declaration shall continue until the affairs of the Trust shall have been wound up as contemplated by the Act. The Board may, to the extent it deems appropriate, adopt a plan of liquidation, which plan of liquidation may set forth the terms and conditions for implementing the dissolution and liquidation of the Trust under this Article XI. Shareholders of the Trust shall not be entitled to vote on the adoption of any such plan or the dissolution and liquidation of the Trust under this Article XI except to the extent required by the 1940 Act. Following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Certificate of Trust to be filed in accordance with the Act.

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IN WITNESS WHEREOF, the undersigned, being all or a majority of the Trustees, have set their hand and seal, for themselves and their assigns, unto this Second Amendment to the Amended and Restated Declaration of Trust of Aberdeen Standard Global Infrastructure Income Fund, all as of the day and year first above written. This Second Amendment to the Amended and Restated Declaration of Trust may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

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John Sievwright
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Alan Goodson
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Todd Reit
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Nancy Yao
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Chris LaVictoire Mahai
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Gordon A. Baird
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Thomas W. Hunersen

1. MAIL your signed and voted proxy back in the postage paid envelope provided 2. ONLINE at vote.proxyonline.com using your proxy control number found below 3. By PHONE when you dial (888) 227-9349 toll-free to reach an automated touchtone voting line 4. By PHONE with a live operator when you call toll-free (800) 848-3374 Monday through Friday 9 a.m. to 10 p.m. Eastern time SHAREHOLDER’S REGISTRATION PRINTED HERE ABRDN GLOBAL INFRASTRUCTURE INCOME FUND PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2026 THIS PROXY IS BEING SOLICITED BY THE BOARD OF TRUSTEES. The undersigned shareholder(s) of abrdn Global Infrastructure Income Fund (the “Fund”), revoking previous proxies, hereby appoint Megan Kennedy, Robert Hepp and Lucia Sitar, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares of abrdn Global Infrastructure Income Fund which the undersigned is entitled to vote, at the Annual Meeting of Shareholders to be held on Wednesday, May 27, 2026, at 11:30 a.m. Eastern Time, at the offices of abrdn Inc., located at 1900 Market Street, Suite 200, Philadelphia, Pennsylvania 19103, and at any adjournment thereof as indicated on the reverse side. Please refer to the Proxy Statement for a discussion of these matters. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof. Receipt of the Notice of the Annual Meeting and the accompanying Proxy Statement is hereby acknowledged. If this proxy is executed but no instructions are given, the votes entitled to be cast by the undersigned will be cast “FOR” the Proposals. Do you have questions? If you have any questions about how to vote your proxy or about the Annual Meeting in general, please call toll-free (800) 848-3374. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time. Important Notice Regarding the Availability of Proxy Materials for this Annual Meeting of Shareholders to be held on May 27, 2026. The proxy statement for this meeting is available at: https://vote.proxyonline.com/aberdeen/docs/asgi.pdf PROXY VOTING OPTIONS CONTROL NUMBER 123456789101 SIGN, DATE AND VOTE ON THE REVERSE SIDE PROXY CARD YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!

ABRDN GLOBAL INFRASTRUCTURE INCOME FUND This proxy is solicited on behalf of the Fund’s Board of Trustees, and the proposals below have been proposed by the Board of Trustees. The proxy will be voted as specified below. If the proxy is executed, but with respect to a proposal(s) where no specification is made, this proxy will be voted in favor of the proposal(s) and in the discretion of the above-named proxies as to any other matter that may have properly come before the Annual Meeting or any adjournment or postponement thereof. Please indicate by filling the appropriate circle below: THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1 AND PROPOSAL 2. TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ● Proposal(s): FOR AGAINST ABSTAIN 1. To approve an amendment to the Fund’s Amended and Restated Declaration of Trust (the “Declaration of Trust”) to cause the Fund to become a perpetual fund by eliminating the requirement that it dissolve as of the close of business on July 28, 2035, unless extended as permitted by the Declaration of Trust. ○ ○ ○ 2. To elect three Class III Trustees to hold office until the 2029 Annual Meeting of Shareholders. FOR WITHHOLD 01. Thomas W. Hunersen ○ ○ 02. Nancy Yao ○ ○ 03. Alan Goodson ○ ○ Your vote is important. If you are unable to attend the Annual Meeting, we urge you to complete, sign, date and return this proxy card using the enclosed postage prepaid envelope. Your prompt return of the proxy will help assure a quorum at the Annual Meeting and avoid additional expenses associated with further solicitation. Sending in your proxy will not prevent you from personally voting your shares at the Annual Meeting. THANK YOU FOR VOTING YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing. _______________________________________________________________ SIGNATURE (AND TITLE IF APPLICABLE) DATE _______________________________________________________________ SIGNATURE (IF HELD JOINTLY) DATE PROXY CARD